                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported) November 11, 1998.



                               NewStar Media Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                   California
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)




      0-24984                                               95-4015834
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


8955 Beverly Boulevard, Los Angeles, CA                       90048
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


                                  310/786-1600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events



On October 13, 1998, The Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that the Company's Common Stock would continue to be listed on the Nasdaq SmallCap Market pursuant to the following exceptions: On or before November 16, 1998, the Company must make a public filing with the Securities and Exchange Commission and Nasdaq that contains a September 30, 1998 balance sheet, with pro forma adjustments for any significant transactions or events occurring on or before the filing date, and evidencing a minimum of $2,700,000 in net tangible assets. In addition, on or before January 11, 1999, the Company must achieve a bid price of $1.00 per share or greater, and the closing bid price must meet or exceed $1.00 per share for a minimum of the next ten consecutive trading days.

As of September 30, 1998, the Company's balance sheet showed net tangible assets of $2,256,000. Since September 30, 1998, the following events have occurred.

On November 12, 1998, the Company authorized the issuance of 189,146 shares of Common Stock to Media Equities International, LLC as payment of $107,000 of accrued dividends on the Company's preferred stock. The shares were issued at the average closing price of the Common Stock as reported on the Nasdaq SmallCap Market for the five days prior to and including November 11, 1998.

On November 11, 1998, the Company entered into an agreement (the "Securities Purchase Agreement") with Apollo Partners, LLC ("Apollo") and Ronald Lightstone ("Lightstone") pursuant to which Apollo and Lightstone agreed to purchase 472,879 shares of Common Stock of the Company at a purchase price equal to $0.719 per share.

Pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of July 30, 1998, among the Company, Apollo and Lightstone, the Company sold 3,824,757 shares at $1.438 per share (i.e. and aggregate of $5,500,000). The Stock Purchase Agreement provided that, if the Company's stock is delisted from the Nasdaq SmallCap Market, the purchase price would be adjusted to equal the average of the closing prices of the Company's Common Stock for the five days following the date that the stock is delisted, but in no event less than $0.719 per share. In consideration of the purchase of shares pursuant to the Securities Purchase Agreement, the Company has granted to Apollo and Lightstone the option to adjust the purchase price of the shares purchased pursuant to the Stock Purchase Agreement effective, at the option of Apollo and Lightstone, at any time during the period commencing on November 16, 1998 and ending on January 10, 1998. If such option is exercised, the adjusted purchase price will be $0.719 per share.

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As a result of the sale of the shares to Media Equities International, LLC and to Apollo and Lightstone, pro forma net tangible assets of the Company at September 30, 1998 were $2,703,000. Accordingly, the first criteria imposed by Nasdaq for the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market has been satisfied.


Item 7. Financial Statements and Exhibits

The unaudited pro forma balance sheet for three months ended September 30, 1998 presented below is presented as if, at the beginning of the period, the sale of the 472,879 shares to Apollo and Lightstone and the 189,146 shares to Media Equities International, LLC had occurred. This pro forma balance sheet should be read in conjunction with the Company's financial statements and the related notes thereto. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.






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


                               NEWSTAR MEDIA INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1998


                                                                       As reported      Adjustments            Pro Forma
                                                                      -------------    -------------         -------------

                               ASSETS
CURRENT ASSETS
     Cash                                                             $    210,000   $      340,000 (1)       $   550,000
     Accounts receivable, net of allowances of $607,000                  4,113,000                              4,113,000
     Inventory                                                           2,291,000                              2,291,000
     Film costs                                                             88,000                                 88,000
     Due from related party                                                 89,000                                 89,000
     Prepaid expenses and other assets                                     800,000                                800,000
                                                                      -------------    -------------         -------------
         Total current assets                                            7,591,000          340,000             7,931,000

NON-CURRENT ASSETS
     Production masters                                                  1,400,000                              1,400,000
     Film costs, net                                                     4,940,000                              4,940,000
     Property and equipment, net                                         1,098,000                              1,098,000
     Goodwill and other assets                                           5,931,000                              5,931,000
                                                                      -------------    -------------         -------------
          Total non-current assets                                      13,369,000                -            13,369,000
                                                                      -------------    -------------         -------------
         Total assets                                                 $ 20,960,000     $    340,000          $ 21,300,000
                                                                      =============    =============         =============


                                                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable and accrued expenses                            $  5,645,000     $                       $  5,645,000
     Notes payable                                                          16,000                                   16,000
     Advances and deferred income                                          195,000                                  195,000
     Accrued dividends                                                     107,000         (107,000)(2)                   -
                                                                      -------------    -------------           -------------
         Total current liabilities                                       5,963,000         (107,000)              5,856,000

NON-CURRENT LIABILITIES
     Notes payable, less current portion                                 6,322,000                                6,322,000
     Accrued liabilities                                                   649,000                                  649,000
                                                                      -------------    -------------           -------------
         Total non-current liabilities                                   6,971,000                -               6,971,000
                                                                      -------------    -------------           -------------
         Total liabilities                                              12,934,000         (107,000)             12,827,000

SHAREHOLDERS' EQUITY
     Preferred stock $.01 par value; 2,000,000 shares authorized and
         220,060 shares issued outstanding, liquidation preference
         $6,881,000 (as reported) and $6,774,000 (pro forma)                 2,000                                    2,000
     Common stock $.01 par value; 20,000,000 shares authorized and
         11,337,625 (as reported) and 15,824,407 (pro forma) shares
          issued and outstanding                                           113,000          447,000 (1),(2)         560,000
     Additional paid-in capital                                         35,269,000                               35,269,000
     Accumulated deficit                                               (27,358,000)                             (27,358,000)
                                                                      -------------    -------------           -------------
         Total shareholders' equity                                      8,026,000          447,000               8,473,000
                                                                      -------------    -------------           -------------
         Total liabilities and shareholders' equity                   $ 20,960,000     $    340,000            $ 21,300,000
                                                                      =============    =============           =============


                See notes to pro forma consolidated balance sheet



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

                               NEWSTAR MEDIA INC.
            NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1998


----------------------------

(1) Reflects issuance of 472,879 shares of Common Stock sold to Messrs. Elkes, Gorman and Lightstone for cash of $340,000. The purchase price of the common stock was $0.719 per share.

(2) Reflects issuance of 189,146 shares of Common Stock in payment of dividends declared on November 11, 1998 issued at the average closing price of common shares for the five days up to and including November 11, 1998.

(3) On a pro forma basis, net tangible assets at September 30, 1998 are $2,703,000 calculated as follows:

          Pro forma equity                          $  8,473,000
          less:  Intangible assets                     5,770,000
                                                    -------------
          Pro forma net tangible assets             $  2,703,000
                                                    =============







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEWSTAR MEDIA INC.



Date:  November 13, 1998                By:/s/ RONALD LIGHTSTONE
                                           -------------------------------------
                                           Ronald Lightstone
                                           President and Chief Executive Officer



Date:  November 13, 1998                By:/s/ Neil Topham
                                           -------------------------------------
                                           Neil Topham
                                           Chief Financial Officer






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